As filed with the Securities and Exchange Commission on August 10, 2006

Registration No. 333-123809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DIAMONDROCK HOSPITALITY COMPANY

(Exact Name of Registrant as Specified in its Governing Instruments)

6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, (240) 744-1150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Schecter

Executive Vice President, General Counsel and Corporate Secretary

DiamondRock Hospitality Company

6903 Rockledge Drive, Suite 800, Bethesda, Maryland 20817

(240) 744-1150

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Suzanne D. Lecaroz, Esq.

Goodwin Procter LLP

Exchange Place, 53 State Street

Boston, MA 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

On April 4, 2005, DiamondRock Hospitality Company (the “Company”) filed a Registration Statement on Form S-11 (Registration No. 033-123809) (the “Registration Statement”) for the sale of an aggregate of 20,850,000 shares common stock, par value $.01 per share, of the Company. This Post-Effective Amendment is being filed by the Company to deregister all 20,850,000 shares of common stock pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 3 is filed. The contractual obligations between the Company and the selling shareholders named in the Registration Statement requiring that the unsold shares of common stock included therein be registered and that the Registration Statement remain effective have expired by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 10th day of August, 2006.

DIAMONDROCK HOSPITALITY COMPANY

By:	/s/ MICHAEL D. SCHECTER
	Name:	Michael D. Schecter
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	*	August 10, 2006
Name:	William W. McCarten
Title:	Chairman of the Board, Director and Chief Executive Officer

By:	*	August 10, 2006
Name:	John L. Williams
Title:	President, Chief Operating Officer and Director

By:	*	August 10, 2006
Name:	Mark W. Brugger
Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	*	August 10, 2006
Name:	Sean M. Mahoney
Title:	Vice President, Controller and Chief Accounting Officer

By:	*	August 10, 2006
Name:	Daniel J. Altobello
Title:	Director

By:	*	August 10, 2006
Name:	W. Robert Grafton
Title:	Lead Director

By:	*	August 10, 2006
Name:	Maureen L. McAvey
Title:	Director

By:	*	August 10, 2006
Name:	Gilbert T. Ray
Title:	Director

*                    By Michael D. Schecter, as attorney-in-fact pursuant to written power of attorney.